UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2008 (June26, 2008)

CRIMSON EXPLORATION INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21644 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 26, 2008, Crimson Exploration Inc. (the “Company”) issued a press release regarding the Company’s successful drilling and completion of its Catherine Henderson No. 6 exploitation well in the Willis Marsh Field, Liberty County, Texas. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated June 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: June 26, 2008	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated June 26, 2008

Exhibit 99.1

Crimson Exploration Announces Successful Well in its Willis Marsh Field - Houston, TX – (BUSINESS WIRE) – June 26, 2008 - Crimson Exploration Inc. (OTCBB:CXPO - News) today announced that it has successfully completed the Catherine Henderson No. 6 exploitation well in the Willis Marsh Field in east central Liberty County, Texas, south of the Company’s Felicia area. The well was drilled to a total depth of 13,111 feet and logged 80 feet of net pay in the Cook Mountain formation. The well was placed on production on June 17th and is currently producing at a stabilized gross rate of approximately 7,300 mcf of natural gas per day, with 550 barrels of condensate and an estimated yield of 75 barrels of natural gas liquids per million cubic feet of natural gas produced and processed, with 8,200 pounds flowing tubing pressure. The Company owns an approximate 67% working interest and an approximate 50.6% net revenue interest in this well.

The Catherine Henderson No. 6 well is the first well drilled by the Company in the Willis Marsh Field, and our seventh successful well out of eight drilled in Liberty County since we acquired the area last year. Allan Keel, President & CEO of the Company, commented: “The drilling success we have experienced in Liberty County supports our belief that this area still contains a significant amount of upside potential for the Company. We will continue to develop and pursue additional opportunities in this area for at least the next couple of years. We anticipate that we will drill another 6-8 wells in the Liberty County area during 2008”.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future capital expenditures and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes and the potential lack of capital resources. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year-ended December 31  2007 for a further discussion of these risks.

Contact:

Crimson Exploration Inc., Houston, TX
E. Joseph Grady, 713-236-7400

Source:	Crimson Exploration Inc.